UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2004

OCULAR SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22623	94-2985696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 Gateway Boulevard, Suite 700, Concord, California	94520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(925) 969-7000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

On October 18, 2004, the parties to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 28, 2004, by and among The Cooper Companies, Inc., a Delaware corporation (“Parent”), TCC Acquisition Corp., a Delaware corporation and wholly owned subisidiary of Parent (“Merger Sub”), and Ocular Sciences, Inc., a Delaware corporation (“Ocular”), entered into that certain Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”). The Amendment revises provisions relating to the termination fee payable by Parent or Ocular in certain circumstances under the Merger Agreement, to change the amount of such fee from $35 million to $30.8 million. A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as an exhibit to this report, and to the Merger Agreement, which is filed as Exhibit 2.1 to Ocular’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2004 and incorporated by reference herein. Ocular cannot assure you that the transactions contemplated by the Merger Agreement and the Amendment will be consummated.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 18, 2004, by and among The Cooper Companies, Inc., TCC Acquisition Corp. and Ocular Sciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR SCIENCES, INC.

By	/s/ Steven M. Neil
Steven M. Neil
Executive Vice President,
Chief Financial Officer and Secretary

Dated: October 18, 2004

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 18, 2004, by and among The Cooper Companies, Inc., TCC Acquisition Corp. and Ocular Sciences, Inc.